Exhibit 99.1
Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports Fourth Quarter and Fiscal Year 2016 Results
Phoenix, October 20, 2016 - Apollo Education Group, Inc. (NASDAQ: APOL) (“Apollo” or the “Company”) today reported financial results for the three months and fiscal year ended August 31, 2016, with fourth quarter revenue of $492.5 million and diluted earnings per share from continuing operations of $0.20, or $0.21 excluding special items.
“We operate in a challenging and competitive market, but we continue to execute on our strategic plan which is centered on achieving successful student outcomes,” said Greg Cappelli, Chief Executive Officer of Apollo Education Group. “During our fourth quarter, domestically, University of Phoenix made solid progress on its transformational plan, including student progression and satisfaction, new student enrollment trends, and a more efficient operating structure. Internationally, despite the impact of Brexit in the UK and other challenges, we continue to grow and now serve over 175,000 students at Apollo Global. At Apollo Education Group, we have worked to align our cost base with our enrollment levels, maintained a strong cash position, and continued our focus on improving efficiency to promote long-term organizational strength and the ability to reinvest. While we’re encouraged by our progress, we must sustain and build upon our current efforts in order to return to long-term growth.”
Fourth Quarter 2016 Results of Operations
Apollo Education Group reported net revenue for the fourth quarter 2016 of $492.5 million compared to $600.3 million for the fourth quarter 2015. Fourth quarter 2016 University of Phoenix New Degreed Enrollment was 19,400 and Degreed Enrollment was 142,500, compared to New Degreed Enrollment of 26,500 and Degreed Enrollment of 190,700 for the prior year fourth quarter. Operating income for the fourth quarter 2016 was $28.5 million, compared to an operating loss of $5.0 million for the fourth quarter 2015. Income from continuing operations attributable to Apollo Education Group for the fourth quarter 2016 was $22.3 million, or $0.20 per share, compared to a loss of $10.2 million, or $0.09 per share, for the prior year fourth quarter.
Excluding special items, income from continuing operations attributable to Apollo Education Group for the fourth quarter 2016 was $23.0 million, or $0.21 per share, compared to $18.7 million, or $0.17 per share, for the fourth quarter 2015. Adjusted EBITDA was $61.1 million for the fourth quarter 2016 compared to $54.1 million for the fourth quarter 2015. (Special items and Adjusted EBITDA for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
Fiscal Year 2016 Results of Operations
Net revenue for fiscal year 2016 totaled $2.1 billion, compared to $2.6 billion in fiscal year 2015. In fiscal year 2016, University of Phoenix Average Degreed Enrollment was 165,600, compared to 214,500 for the prior year period. Operating loss for fiscal year 2016 was $65.6 million compared to operating income of $114.9 million in the prior year period. Loss from continuing operations attributable to Apollo Education Group for fiscal year 2016 was $74.9 million, or $0.69 per share, compared to income of $52.9 million, or $0.49 per share, for fiscal year 2015.
Excluding special items, income from continuing operations attributable to Apollo Education Group for fiscal year 2016 was $63.3 million, or $0.58 per share, compared to $120.5 million, or $1.10 per share, for fiscal year 2015. Adjusted EBITDA was $222.0 million for fiscal year 2016 compared to $322.6 million for fiscal year 2015. (Special items and Adjusted EBITDA for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
Balance Sheet and Cash Flow
As of August 31, 2016, the Company’s unrestricted cash and cash equivalents and marketable securities (including current and noncurrent) totaled $680.7 million, compared to $794.2 million as of August 31, 2015. The decrease was primarily attributable to $97.3 million paid to acquire Career Partner GmbH and $73.1 million for capital expenditures, which was partially offset by $45.1 million of cash provided by operations.
Total debt outstanding (including short-term borrowings and the current portion of long-term debt) was $90.8 million as of August 31, 2016. Subsequent to August 31, 2016, the Company repaid the $30 million drawn on its principal revolving credit facility.
Business Outlook
Due to the pending merger transaction announced February 8, 2016, the Company is not providing an updated financial outlook at this time.
Conference Call Information
In light of the pending merger, the Company will not be hosting an investor conference call following the issuance of its fiscal year 2016 fourth quarter earnings press release.
About Apollo Education Group, Inc.
Apollo Education Group, Inc. is a private education provider serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, certificate and nondegree educational programs and services, online and on-campus, principally to working adults in the U.S. and abroad. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
(In thousands, except per share data)	2016	2015	2016	2015
Net revenue	$492,479	$600,291	$2,101,850	$2,566,277
Costs and expenses:
Instructional and student advisory	260,702	300,187	1,097,155	1,207,535
Marketing	75,629	118,639	354,757	487,759
Admissions advisory	28,162	41,849	122,662	209,768
General and administrative	53,857	67,447	246,157	273,662
Depreciation and amortization	27,460	29,598	109,938	125,303
Provision for uncollectible accounts receivable	12,070	16,833	55,882	59,205
Restructuring and impairment charges	9,479	29,078	159,057	81,800
Merger, acquisition and other related (credits) costs, net	(3,353)	1,695	21,835	6,201
Litigation charge	—	—	—	100
Total costs and expenses	464,006	605,326	2,167,443	2,451,333
Operating income (loss)	28,473	(5,035)	(65,593)	114,944
Interest income	1,134	959	4,017	3,050
Interest expense	(1,725)	(1,479)	(6,722)	(6,595)
Other loss, net	(983)	(1,276)	(3,212)	(5,756)
Income (loss) from continuing operations before income taxes	26,899	(6,831)	(71,510)	105,643
Provision for income taxes	(6,033)	(4,366)	(9,829)	(58,163)
Income (loss) from continuing operations	20,866	(11,197)	(81,339)	47,480
Loss from discontinued operations, net of tax	(6,432)	(8,279)	(9,691)	(23,185)
Net income (loss)	14,434	(19,476)	(91,030)	24,295
Net loss attributable to noncontrolling interests	1,429	992	6,476	5,460
Net income (loss) attributable to Apollo	$15,863	$(18,484)	$(84,554)	$29,755
Earnings (loss) per share - Basic:
Continuing operations attributable to Apollo	$0.20	$(0.09)	$(0.69)	$0.49
Discontinued operations attributable to Apollo	(0.05)	(0.08)	(0.09)	(0.21)
Basic income (loss) per share attributable to Apollo	$0.15	$(0.17)	$(0.78)	$0.28
Earnings (loss) per share - Diluted:
Continuing operations attributable to Apollo	$0.20	$(0.09)	$(0.69)	$0.49
Discontinued operations attributable to Apollo	(0.06)	(0.08)	(0.09)	(0.22)
Diluted income (loss) per share attributable to Apollo	$0.14	$(0.17)	$(0.78)	$0.27
Basic weighted average shares outstanding	108,939	107,950	108,660	108,092
Diluted weighted average shares outstanding	110,269	107,950	108,660	109,038

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of August 31,
($ in thousands)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$464,024	$503,705
Restricted cash and cash equivalents	142,170	198,369
Marketable securities	197,886	194,676
Accounts receivable, net	224,990	198,459
Prepaid taxes	19,287	38,371
Other current assets	40,368	48,823
Assets of business held for sale	—	40,897
Total current assets	1,088,725	1,223,300
Marketable securities	18,758	95,815
Property and equipment, net	332,702	370,281
Goodwill	272,699	247,190
Intangible assets, net	191,146	143,244
Deferred taxes	78,366	92,105
Other assets	30,510	29,129
Total assets	$2,012,906	$2,201,064
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$55,609	$14,080
Accounts payable	59,640	64,100
Student deposits	178,160	245,470
Current deferred revenue	188,092	186,950
Accrued and other current liabilities	233,976	280,847
Liabilities of business held for sale	—	40,897
Total current liabilities	715,477	832,344
Long-term debt	35,186	31,566
Deferred taxes	16,323	7,729
Other long-term liabilities	169,326	172,452
Total liabilities	936,312	1,044,091
Commitments and contingencies
Redeemable noncontrolling interests	5,860	11,915
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Class A nonvoting common stock, no par value	103	103
Apollo Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Class A treasury stock, at cost	(3,868,341)	(3,928,419)
Retained earnings	5,024,528	5,153,452
Accumulated other comprehensive loss	(85,957)	(80,579)
Total Apollo shareholders’ equity	1,070,334	1,144,558
Noncontrolling interests	400	500
Total equity	1,070,734	1,145,058
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$2,012,906	$2,201,064

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended August 31,
($ in thousands)	2016	2015
Operating activities:
Net (loss) income	$(91,030)	$24,295
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share-based compensation	32,862	38,669
Excess tax benefits from share-based compensation	—	(236)
Depreciation and amortization	109,938	132,012
Accelerated depreciation included in restructuring	15,792	12,818
Impairment charges and losses on asset dispositions	77,578	39,776
Non-cash foreign currency (gain) loss, net	(175)	2,389
Provision for uncollectible accounts receivable	55,882	59,205
Deferred income taxes	1,095	2,752
Changes in assets and liabilities, excluding the impact of acquisitions and disposition:
Restricted cash and cash equivalents	57,481	25,150
Accounts receivable	(85,672)	(74,475)
Prepaid taxes	18,398	(4,352)
Other assets	13,314	12,866
Accounts payable	(5,482)	1,994
Student deposits	(65,804)	(32,298)
Current deferred revenue	(25,681)	6,985
Accrued and other liabilities	(63,412)	(78,968)
Net cash provided by operating activities	45,084	168,582
Investing activities:
Purchases of property and equipment	(73,074)	(97,961)
Purchases of marketable securities	(250,509)	(232,700)
Maturities of marketable securities	246,212	141,974
Sales of marketable securities	73,102	70,719
Acquisitions, net of cash acquired	(97,277)	(31,705)
Other investing activities	(3,440)	(4,628)
Net cash used in investing activities	(104,986)	(154,301)
Financing activities:
Payments on borrowings	(66,224)	(614,735)
Proceeds from borrowings	86,961	5,800
Share repurchases	(4,454)	(44,723)
Share reissuances	1,174	1,538
Purchase of noncontrolling interests	—	(51,485)
Excess tax benefits from share-based compensation	—	236
Payment for contingent consideration	—	(21,371)
Net cash provided by (used in) financing activities	17,457	(724,740)
Effect of foreign exchange rates on cash and cash equivalents	2,764	(4,429)
Net decrease in cash and cash equivalents	(39,681)	(714,888)
Cash and cash equivalents, beginning of year	503,705	1,228,813
Cash and cash equivalents and cash of business held for sale, end of year	464,024	513,925
Less cash of business held for sale	—	(10,220)
Cash and cash equivalents, end of year	$464,024	$503,705
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$83	$47,836
Cash paid for interest	6,755	6,674
Restricted stock units vested and released	13,885	19,570
Credits received for tenant improvements	3,312	—

Apollo Education Group, Inc. and Subsidiaries
Segment Data and University of Phoenix Operating Metrics
(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
($ in thousands)	2016	2015	2016	2015
Net revenue:
University of Phoenix:
Degree seeking gross revenues(1)	$419,491	$568,515	$1,832,128	$2,393,769
Less: Discounts and other	(51,931)	(74,788)	(240,672)	(294,103)
Degree seeking net revenues(1)	367,560	493,727	1,591,456	2,099,666
Other revenues	11,800	13,271	39,956	48,646
Total University of Phoenix	379,360	506,998	1,631,412	2,148,312
Apollo Global	99,565	85,355	433,700	391,217
Other	13,554	7,938	36,738	26,748
Net revenue	$492,479	$600,291	$2,101,850	$2,566,277
Operating income (loss):
University of Phoenix	$47,127	$40,589	$80,226	$257,366
Apollo Global	(8,218)	(22,609)	(37,895)	(49,527)
Other	(10,436)	(23,015)	(107,924)	(92,895)
Operating income (loss)	$28,473	$(5,035)	$(65,593)	$114,944
(1) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

University of Phoenix Enrollment Data:
(Rounded to the nearest hundred, except per degreed enrollment)	Three Months Ended August 31,				Year Ended August 31,
	2016	2015	% Change		2016	2015	% Change
Degreed Enrollment(1), (2)	142,500	190,700	(25.3)%	Average Degreed Enrollment(2), (4)	165,600	214,500	(22.8)%
New Degreed Enrollment(3)	19,400	26,500	(26.8)%	Aggregate New Degreed Enrollment	79,000	123,800	(36.2)%
Degree seeking net revenues per degreed enrollment	$2,579	$2,589
(1) Represents students enrolled in a degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of an associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(2) As described in Footnote 1, Degreed Enrollment includes students who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter. The proportion of students included in Degreed Enrollment who have completed their academic work but not yet formally graduated (“academically complete students”) increased during the third and fourth quarters of fiscal year 2016 compared to prior periods due to changes in the manner in which graduation applications are processed. We estimate that the number of academically complete students reflected in this increase is approximately 2,000 - 3,000 for both the third and fourth quarters of fiscal year 2016.

(3) Represents new students and students who have been out of attendance for more than 12 months who enroll in a degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(4) Represents the average of quarterly Degreed Enrollment from the beginning to the end of the respective periods.

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended August 31,		Year Ended August 31,
(In thousands, except per share data)	2016	2015	2016	2015
Net income (loss) attributable to Apollo, as reported	$15,863	$(18,484)	$(84,554)	$29,755
Less: Loss from discontinued operations, net of tax	(6,432)	(8,279)	(9,691)	(23,185)
Income (loss) from continuing operations attributable to Apollo	22,295	(10,205)	(74,863)	52,940
Special items:
Restructuring and impairment charges(1)	9,479	29,078	159,057	81,800
Merger, acquisition and other related (credits) costs, net	(3,353)	1,695	21,835	6,201
Litigation charge	—	—	—	100
Special items before income taxes	6,126	30,773	180,892	88,101
Less: income tax effects of special items	(5,444)	(11,921)	(42,706)	(33,669)
Open Colleges valuation allowance charge	—	10,082	—	10,082
Tax expense from resolution with tax authority	—	—	—	3,002
Special items, net of income taxes	682	28,934	138,186	67,516
Income from continuing operations attributable to Apollo, excluding special items	$22,977	$18,729	$63,323	$120,456
Diluted income (loss) per share from continuing operations attributable to Apollo, as reported	$0.20	$(0.09)	$(0.69)	$0.49
Diluted income per share from continuing operations attributable to Apollo, excluding special items	$0.21	$0.17	$0.58	$1.10
(1) During the first quarter of fiscal year 2016, we recorded $73.4 million of goodwill impairment charges.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended August 31,		Year Ended August 31,
($ in thousands)	2016	2015	2016	2015
Adjusted EBITDA:
University of Phoenix	$69,395	$76,384	$274,740	$392,370
Apollo Global	842	(16,055)	3,063	(15,284)
Other	(9,161)	(6,269)	(55,778)	(54,494)
Adjusted EBITDA	61,076	54,060	222,025	322,592
Less: Special items before income taxes (see above table)	6,126	30,773	180,892	88,101
Less: Depreciation and amortization	27,460	29,598	109,938	125,303
Less: Interest expense, net of interest income	591	520	2,705	3,545
Less: Provision for income taxes	6,033	4,366	9,829	58,163
Plus: Loss from discontinued operations, net of tax	(6,432)	(8,279)	(9,691)	(23,185)
Net income (loss), as reported	$14,434	$(19,476)	$(91,030)	$24,295

Use of Non-GAAP Financial Information
The Company’s non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.
“Adjusted EBITDA” is earnings from continuing operations before interest expense and interest income, income taxes, depreciation and amortization, and special items. It is intended to provide an indicator of our operating performance across time periods.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including, without limitation: (i) the timing of the completion of the previously announced pending merger transaction with AP VIII Queso Holdings, L.P., an affiliate of Apollo Management VIII, L.P., which is a fund managed by an affiliate of Apollo Global Management, LLC, an entity unrelated to Apollo Education Group; (ii) the inability to complete the merger due to the failure to satisfy customary and other conditions to completion of the merger, including receipt of required regulatory approvals; (iii) the risk that regulatory agencies impose restrictions, limitations, costs, divestitures or other conditions in connection with providing regulatory approval of the merger; (iv) the outcome of pending or potential litigation or governmental investigations; (v) disruptions resulting from the proposed merger making it more difficult for Apollo Education Group to maintain relationships with its students, customers, employees, suppliers and strategic partners; (vi) competitive responses to the proposed merger; (vii) unexpected costs, liabilities, charges or expenses resulting from the merger; (viii) the inability to obtain, renew or modify permits in a timely manner, or comply with government regulations; (ix) the impact of the U.S. Department of Education gainful employment regulations on University of Phoenix enrollment and the associated expenses we may incur in connection with any programs rendered ineligible to participate in Title IV programs; (x) the inability to retain key personnel of Apollo Education Group or its subsidiaries; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Apollo Education Group to pay a termination fee; (xii) unexpected expenses or other challenges in integrating acquired businesses, student, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses; (xiii) diversion of management’s attention from ongoing business concerns; (xiv) limitations placed on Apollo Education Group’s ability to operate its business by the merger agreement; (xv) the impact of increased competition from traditional public universities and proprietary educational institutions; (xvi) the impact of the initiatives to transform University of Phoenix into a more focused, higher retaining and less complex institution, including the near-term impact on enrollment; (xvii) the impact of Apollo Education Group’s ongoing restructuring and cost-reduction initiatives; (xviii) impacts from actions taken by our regulators that could affect University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. Federal and state student financial aid programs, including the recent requirement that all substantial changes be approved by the U.S. Department of Education in advance; (xix) further delay in University of Phoenix’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (xx) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (xxi) changes in regulation of the U.S. education industry and eligibility of proprietary schools to participate in U.S. Federal student financial aid programs, including without limitation the proposed regulations governing discharge of student loans and requirements for state authorization; (xxii) changes in University of Phoenix’s enrollment or student mix; (xxiii) the impact on student enrollments of the announcement of the proposed merger and general economic conditions; (xxiv) the impact of third party claims that Apollo Education Group’s products and services infringe their intellectual property rights; and (xxv) fluctuations in non-U.S. currencies that could impact reported operating results of foreign subsidiaries, including the recent significant fluctuations in the British pound sterling associated with the U.K. referendum to exit the European Union. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2016, filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2016 and other filings with the SEC which are available at www.apollo.edu. The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Apollo Education Group or persons acting on Apollo Education Group’s behalf. Apollo Education Group undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, Apollo Education Group cannot guarantee future results, events, levels of activity, performance, or achievements.
Investor Relations Contact:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu
Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu